UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2026

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On September 30, 2026, Beasley Broadcast Group, Inc. (the “Company”) completed the Concurrent Private Placement, as defined and described in Item 8.01 below, which description is incorporated into this Item 3.02 by reference. Pursuant to the Concurrent Private Placement, the Common Warrants (as defined in Item 8.01) and the shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), underlying the Common Warrants (collectively, the “Private Securities”) were issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. Accordingly, the Private Securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Item 8.01.	Other Events.

On September 28, 2026, Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Registered Direct Offering”) registered under the Securities Act an aggregate of (i) 200,000 shares of Class A Common Stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 157,000 shares of Class A Common Stock (such shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”). Each share of Class A Common Stock was offered and sold at an offering price of $14.00, before deducting placement agent fees and offering expenses, and each Pre-Funded Warrant was offered and sold at an offering price of $13.9999, which is equal to the offering price per share of Class A Common Stock less the $0.0001 exercise price of each Pre-Funded Warrant, before deducting placement agent fees and offering expenses.

Each Pre-Funded Warrant has an initial exercise price per share of $0.0001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and will not expire until all of the Pre-Funded Warrants are exercised in full.

Additionally, pursuant to the Purchase Agreement, the Company agreed to issue to the Purchaser, in a concurrent private placement (the “Concurrent Private Placement”), warrants (the “Common Warrants” and, together with the shares of Class A Common Stock and the Pre-Funded Warrants, the “Securities”) to purchase one share of Class A Common Stock for each share of Class A Common Stock or Pre-Funded Warrant purchased in the Registered Direct Offering for an aggregate of 357,000 shares of Class A Common Stock. The Common Warrants will be initially exercisable six months following their issuance and will be exercisable for a period of five and a half years from the date of issuance. The exercise price of the Common Warrants is $15.00 per share of Class A Common Stock.

The Registered Direct Offering and the Concurrent Private Placement closed September 30, 2026. The net proceeds from the Registered Direct Offering and the Concurrent Private Placement are approximately $4.3 million, after deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the Registered Direct Offering and the Concurrent Private Placement, together with the net proceeds from the sales of certain tower assets, certain real estate and two radio stations, to reduce borrowings under its secured asset-based revolving credit facility provided pursuant to that certain Loan and Security Agreement, dated May 1, 2026, between Beasley Media Group, LLC, one of its wholly owned subsidiaries, and Siena Lending Group LLC, by approximately $2.2 million and to redeem approximately $11.4 million of Beasley Mezzanine Holdings LLC’s 11.000% Senior Secured First Lien Notes due 2028 at a redemption price of 100.000% plus interest accrued to, but excluding, the date of redemption.

In connection with the Registered Direct Offering and the Concurrent Private Placement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the Company’s sole placement agent in connection with the Registered Direct Offering and the Concurrent Private Placement. As compensation for the services provided by the Placement Agent in connection with the Registered Direct Offering and the Concurrent Private Placement, the Company agreed to pay the Placement Agent a cash fee of 6.0% of the gross proceeds received by the Company from the sale of the Securities at the closing. The Company also agreed to reimburse the Placement Agent for its reasonable and documented out-of-pocket legal and other expenses incurred in connection with its services as placement agent for the Registered Direct Offering and the Concurrent Private Placement in an amount not to exceed $50,000 in the aggregate.

The shares of Class A Common Stock and the Pre-Funded Warrants were offered by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-295967), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 4, 2026, and a prospectus supplement related to the Registered Direct Offering filed with the SEC on September 30, 2026 and the accompanying prospectus.

Pursuant to the Purchase Agreement, the Company agreed that (i) until 60 days after the closing date of the Registered Direct Offering and the Concurrent Private Placement, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A

Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, other than the Resale Registration Statement (as defined in the Purchase Agreement) and one or more registration statements on Form S-8 in connection with the Company’s existing equity incentive plans, in each case other than as contemplated by the Purchase Agreement and subject to certain limited exceptions. Pursuant to the Purchase Agreement, the Company also agreed that until 180 days following the closing date of the Registered Direct Offering and the Concurrent Private Placement, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Class A Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. In connection with the Registered Direct Offering and the Concurrent Private Placement, the Company’s directors and executive officers also entered into lock-up agreements with the Company, pursuant to which such directors and officers will not be permitted to, for a period of 60 days after the closing, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition at any time, including in the future (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such directors and officers or their affiliates), securities of the Company, subject to certain limited exceptions.

The foregoing descriptions of the Common Warrants, the Pre-Funded Warrants, the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Common Warrant, the form of Pre-Funded Warrant, the form of Securities Purchase Agreement and the Placement Agency Agreement, which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the issuance of the shares of Class A Common Stock and the Pre-Funded Warrants in the Registered Direct Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Pre-Funded Warrant.

5.1	Opinion of Latham & Watkins LLP.

10.1	Form of Securities Purchase Agreement.

10.2	Placement Agency Agreement.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: September 30, 2026	By:	/s/ Chris Ornelas
Chris Ornelas
General Counsel and Secretary